Exhibit 99.1

AURINIA REPORTS SECOND QUARTER AND SIX MONTHS 2021 FINANCIAL RESULTS AND RECENT OPERATIONAL HIGHLIGHTS

–$6.6 million in net revenue for the second quarter 2021 (624% increase from first quarter 2021) –
–415 patient start forms (PSFs) received for LUPKYNISTM during the second quarter (over a 60% increase from the first quarter 2021) and over 800 PSFs received year-to-date -
–Continued ex-U.S. execution highlighted by the submission of a voclosporin MAA to the EMA by Otsuka -
–Cash and cash equivalents, and investments of $323.7 million at June 30, 2021 –
–Conference call to be hosted today at 4:30 p.m. EDT -
VICTORIA, British Columbia – August 5, 2021 - Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) (“Aurinia” or the “Company”) today issued its financial results for the second quarter ended June 30, 2021. Amounts, unless specified otherwise, are expressed in U.S. dollars.
“Aurinia continues to make progress toward transforming the treatment of lupus nephritis (LN) by improving access to treatment and providing disease education and care for the long underserved LN patient community,” said Peter Greenleaf, President and Chief Executive Officer of Aurinia. “Our second quarter results demonstrate our momentum as COVID-related restrictions are loosened in parts of the United States with a significant increase in both revenue and patient start forms. We are confident that with this year-to-date performance and a strong balance sheet, that we are well-poised for growth as we continue our work to expand the treatment of LN and seek new opportunities that could address the needs of patients with serious autoimmune disorders.”
Mr. Greenleaf further stated, “As we continue to expand patient access to LUPKYNIS across the United States, we anticipate that annual net revenue for LUPKYNIS will be in the range of $40 to $50 million for 2021, setting Aurinia up for a very strong 2022 as we recognize the benefit of patients continuing on therapy and hopefully achieving reductions in their proteinuria.”

Recent Highlights

Second Quarter 2021 U.S. Commercial Activities
•415 PSFs during the second quarter with over 800 PSFs received year-to-date;
•As of June 30, 2021, a total of 45 LUPKYNIS-specific policies had been published by insurers representing approximately 110 million covered lives in the U.S.; and
•Converted over 50% of PSFs to patients on therapy by the end of the second quarter.

Recent Operational Developments
•On May 10, 2021, The Lancet, an international, peer-reviewed medical journal, published the results of the Company’s Phase 3 AURORA-1 study evaluating LUPKYNIS (voclosporin) in adults with LN.
•On May 20, 2021, the Company announced that the interim analysis of the AURORA-2 continuation study showed that subjects in the LUPKYNIS treatment arm sustained meaningful reductions in proteinuria, with no change in mean estimated glomerular filtration rate (eGFR) at 104 weeks of treatment.
•Effective June 14, 2021, the Company appointed Dr. Brinda Balakrishnan, M.D., Ph.D., to the Company’s Board of Directors. Dr. Balakrishnan is Group Vice President, Corporate and Business Development of BioMarin Pharmaceutical Inc.

•On June 25, 2021, Aurinia’s licensing partner, Otsuka Pharmaceutical Co., Ltd., filed an initial marketing authorization application (MAA) with the European Medicines Agency (EMA) seeking approval for the use of voclosporin for the treatment of adult patients with active LN in the European Union, as well as Norway, Iceland and Liechtenstein. Upon approval the Company would be eligible for up to an additional $30 million in approval related milestones, low double-digit royalties on sales, and additional revenues for the supply of product to Otsuka under a cost-plus arrangement.

Upcoming Milestones
•Aurinia anticipates reporting top-line results from the ongoing AURORA-2 two-year continuation study of voclosporin for the treatment of LN by the end of 2021.

Financial Liquidity at June 30, 2021

As of June 30, 2021, Aurinia had cash and cash equivalents and investments of $323.7 million compared to $422.7 million at December 31, 2020. The decrease was primarily related to the commercial infrastructure spend to support the launch of LUPKYNIS, payments for inventory and an upfront payment made as part of a collaborative agreement with Lonza to build a dedicated manufacturing capability (or monoplant).

Net cash used in operating activities was $91.5 million for the six months ended June 30, 2021 compared to $44.6 million for the six months ended June 30, 2020. The increase was primarily due to the commercial infrastructure spend to support the launch of LUPKYNIS, payments for inventory and a one-time payment to a related party upon achievement of specific milestones. In the prior year, the Company was still in the development phase of LUPKYNIS and as a result, did not incur any material related selling expenses.
The Company believes that it has sufficient financial resources to fund its current plans, which include funding commercial activities, including FDA related post approval commitments, manufacturing and packaging of commercial drug supply, conducting planned research and development (R&D) programs, and operating activities into at least 2023.
Financial Results for the Quarter Ended June 30, 2021
For the quarter ended June 30, 2021, Aurinia recorded a net loss of $47.0 million or $0.37 net loss per common share, as compared to a net loss of $26.5 million or $0.24 net loss per common share for the quarter ended June 30, 2020. For the six months ended June 30, 2021, Aurinia recorded a net loss of $97.4 million or $0.76 net loss per common share as compared to a net loss of $52.5 million or $0.47 net loss per common share.
Total revenue was $6.6 million and $29 thousand for the quarters ended June 30, 2021 and June 30, 2020, respectively. Total revenue was $7.5 million and $59 thousand for the six months ended June 30, 2021 and June 30, 2020, respectively. The increase for both periods was primarily the result of the commercial sales of LUPKYNIS following FDA approval in January 2021.
Cost of sales were $308 thousand and nil for the quarters ended June 30, 2021 and June 30, 2020, respectively. Cost of sales were $356 thousand and nil for the six months ended June 30, 2021 and June 30, 2020, respectively. The increase for both periods was primarily the result of commercial sales of LUPKYNIS. Gross margin for the three and six months ended June 30, 2021 was approximately 95%.
Selling, general and administrative (SG&A) expenses were $43.8 million and $15.4 million for the quarters ended June 30, 2021 and June 30, 2020, respectively. For the six months ended June 30, 2021 and June 30, 2020, SG&A expenses were $83.1 million and $26.5 million, respectively. The increase for both periods was primarily due to the expansion of the commercial infrastructure, administrative functions and patient assistance programs to support the launch of LUPKYNIS. SG&A share-based compensation expense for the three and six months ended June 30, 2021 was $6.5 million and $13.2 million, respectively.

R&D expenses were $10.1 million and $11.1 million for the quarters ended June 30, 2021 and June 30, 2020, respectively. For the six months ended June 30, 2021 and June 30, 2020, R&D expenses were $19.9 million and $24.9 million, respectively. The decrease for both periods was primarily due to lower contract research organization expenses and other third-party clinical trial expenses following the approval of LUPKYNIS, including a reduction in new drug application preparation costs, capitalization of supply costs following approval, and termination of the dry eye trial during the fourth quarter of 2020. R&D share-based compensation expense for the three and six months ended June 30, 2021 was $1.1 million and $2.2 million, respectively.
This press release is intended to be read in conjunction with the Company’s unaudited condensed consolidated financial statements and Management's Discussion and Analysis for the quarter ended June 30, 2021 in the Company’s Quarterly Report on Form 10-Q, which is accessible on Aurinia's website at www.auriniapharma.com, on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.
Conference Call Details
Aurinia will host a conference call and webcast to discuss the quarter ended June 30, 2021 financial results today, Thursday, August 5, 2021 at 4:30 p.m. EDT. The audio webcast can be accessed under "News/Events” through the “Investors” section of the Aurinia corporate website at www.auriniapharma.com. In order to participate in the conference call, please dial +1-877-407-9170 (Toll-free U.S. & Canada). An audio webcast can be accessed under "News/Events” through the “Investors” section of the Aurinia corporate website at www.auriniapharma.com. A replay of the webcast will be available on Aurinia’s website.
About Lupus Nephritis
LN is a serious progression of systemic lupus erythematosus (SLE), a chronic and complex autoimmune disease. About 200,000-300,000 people live with SLE in the U.S. and approximately one out of three of these individuals have already developed LN at the time of SLE diagnosis. If poorly controlled, LN can lead to permanent and irreversible tissue damage within the kidney, resulting in kidney failure. Black and Asian individuals with SLE are four times more likely to develop LN and individuals with Hispanic ancestry are approximately twice as likely to develop the disease when compared with Caucasian individuals. Black and Hispanic individuals with SLE also tend to develop LN earlier and have poorer outcomes when compared to Caucasian individuals.
About Aurinia
Aurinia Pharmaceuticals is a fully integrated biopharmaceutical company focused on delivering therapies to treat targeted patient populations that are impacted by serious diseases with a high unmet medical need. The Company has introduced LUPKYNIS (voclosporin), the first FDA-approved oral therapy dedicated for the treatment of adult patients with active LN. The Company’s head office is in Victoria, British Columbia, its U.S. commercial hub is in Rockville, Maryland, and the Company focuses its development efforts globally.
Forward-Looking Statements
Certain statements made in this press release may constitute forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable United States securities law. These forward-looking statements or information include but are not limited to statements or information with respect to: Aurinia’s estimates as to annual net revenue in the range of $40-$50 million in 2021; Aurinia’s estimates as to the number of patients with SLE in the U.S. and the proportion of those persons who will develop LN; Aurinia being confident that it is well-poised for growth; Aurinia’s belief that it has sufficient financial resources to fund its current plans until 2023; and the planned timing for reporting top-line results from the ongoing AURORA-2 continuation study. It is possible that such results or conclusions may change. Words such as “anticipate”, “will”, “believe”, “estimate”, “expect”, “intend”, “target”, “plan”, “goals”, “objectives”, “may” and other similar words and expressions, identify forward-looking statements. We have made numerous assumptions about the forward-looking statements and information contained herein, including among other things, assumptions about: the accuracy of reported data from third party studies and reports; the number, and timing of receipt, of PSFs and their rate of conversion into patients on therapy; that Aurinia’s intellectual property rights are valid and do not infringe the intellectual property rights of third parties; Aurinia’s assumptions relating to the capital required to fund operations into 2023; the assumption that Aurinia’s current good relationships with its suppliers, service providers and other third parties will be maintained; assumptions relating to the burn rate of Aurinia’s cash for operations; the relationship between COVID vaccinations and patient treatment; and that Aurinia’s third party service providers will comply with their contractual obligations. Even though the management of Aurinia believes that the assumptions made, and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking information will prove to be accurate.
Forward-looking information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Aurinia to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements or information. Such risks, uncertainties and other factors include, among others, the following: Aurinia’s actual future financial and operational results may differ from its expectations; difficulties Aurinia may experience in completing the commercialization of voclosporin; the market for the LN business may not be as estimated; Aurinia may have to pay unanticipated expenses; Aurinia may not be able to obtain sufficient supply to meet commercial demand for voclosporin in a timely fashion; unknown impact and difficulties imposed by the COVID-19 pandemic on Aurinia’s business operations including nonclinical, clinical, regulatory and commercial activities; the results from Aurinia’s clinical studies and from third party studies and reports may not be accurate; Aurinia’s third party service providers may not, or may not be able to, comply with their obligations under their agreements with Aurinia; and Aurinia’s assets or business activities may be subject to disputes that may result in litigation or other legal claims. Although Aurinia has attempted to identify factors that would cause actual actions, events, or results to differ materially from those described in forward-looking statements and information, there may be other factors that cause actual results, performances, achievements, or events to not be as anticipated, estimated or intended. Also, many of the factors are beyond Aurinia’s control. There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on forward-looking statements or information.
All forward-looking information contained in this press release is qualified by this cautionary statement. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, or on Aurinia’s website at www.auriniapharma.com.
Investor Contact:
Glenn Schulman, PharmD, MPH
Corporate Communications, Aurinia
gschulman@auriniapharma.com

Media/Corporate Contact:
Dana Lynch
Corporate Communications, Aurinia
dlynch@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$121,561	$272,350
Short-term investments	197,176	125,979
Accounts receivable, net	4,418	—
Inventories, net	17,376	13,927
Prepaid expenses and other current assets	9,158	7,171
Total current assets	349,689	419,427

Non-current assets
Long-term investments	5,004	24,380
Other non-current assets	11,856	247
Property and equipment, net	4,813	4,786
Acquired intellectual property and other intangible assets, net	9,291	9,332
Right-of-use assets	5,615	5,489
Total assets	386,268	463,661

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	25,831	24,797
Other current liabilities (of which $2,000 and $6,000, due to related party in 2021 and 2020, respectively)	2,372	6,412
Operating lease liabilities	1,112	788
Total current liabilities	29,315	31,997

Non-current liabilities
Other non-current liabilities	16,872	16,295
Operating lease liabilities	7,824	7,619
Total liabilities	54,011	55,911
SHAREHOLDER’S EQUITY
Common shares - no par value, unlimited shares authorized, 128,396 and 126,725 shares issued and outstanding as at June 30, 2021 and December 31, 2020, respectively	954,572	944,328
Additional paid-in capital	51,022	39,383
Accumulated other comprehensive loss	(792)	(805)
Accumulated deficit	(672,545)	(575,156)
Total shareholder’s equity	332,257	407,750
Total liabilities and shareholders’ equity	$386,268	$463,661

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue
Product revenue, net	$6,591	$—	$7,475	$—
License revenue	29	29	59	59
Total revenue	6,620	29	7,534	59
Operating expenses:
Cost of sales	308	—	356	—
Selling, general and administrative	43,786	15,449	83,068	26,502
Research and development	10,091	11,076	19,924	24,911
Amortization of intangible assets	536	300	1,059	586
Other (income) expense, net	(967)	67	804	1,983
Total cost and operating expenses	53,754	26,892	105,211	53,982
Loss from operations	(47,134)	(26,863)	(97,677)	(53,923)
Interest income	142	321	314	1,211
Net loss before income taxes	(46,992)	(26,542)	(97,363)	(52,712)
Income tax expense (benefit)	18	2	26	(236)
Net loss	$(47,010)	$(26,544)	$(97,389)	$(52,476)
Basic and diluted loss per share	$(0.37)	$(0.24)	$(0.76)	$(0.47)
Weighted-average common shares outstanding used in computation of basic and diluted loss per share	128,222	112,576	127,814	112,392